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                  [LETTERHEAD OF GRAY CARY WARE FREIDENRICH]

GRAY CARY WARE
FREIDENRICH
A PROFESSIONAL CORPORATION                                             EXHIBIT 5

Attorneys at Law                                                    Our File No.
400 Hamilton Avenue                                                 11394-94001
Palo Alto, CA 94301-1825
Tel (415) 328-6561
Fax (415) 327-3699


                               February 26, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     As legal counsel for Pacific Research & Engineering Corporation, a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 1,200,000 shares of the Common Stock of the Company which may be issued pursuant to the Pacific Research & Engineering Corporation 1996 Omnibus Stock Plan (the "Plan"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the 1,200,000 shares of Common Stock which may be issued pursuant to the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears therein.

                                        Respectfully submitted,

                                        /s/ Gray Cary Ware & Freidenrich

                                        GRAY CARY WARE & FREIDENRICH
                                        A Professional Corporation